Exhibit 10.2

BRAINSTORM CELL THERAPEUTIC INC.
2014 STOCK INCENTIVE PLAN
STOCK OPTION GRANT NOTICE

Brainstorm Cell Therapeutics Inc., a Delaware corporation, (the “Company”), pursuant to its 2014 Stock Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), an option to purchase the number of shares of the Company’s Common Stock (the “Shares”), set forth below (the “Option”). This Option is subject to all the terms and conditions set forth herein, as well as in the Plan and the Agreement attached hereto as Exhibit A (the “Agreement”), each of which are incorporated herein by reference. Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) and the Agreement but defined in the Plan will have the same definitions as in the Plan.

Participant:	Peter Pitts
Grant Date:	July 24, 2026
Exercise Price per Share:	$1.00
Total Number of Shares Subject to the Option:	900,000
Expiration Date:	July 24, 2036
Vesting Commencement Date:	July 24, 2026

Type of Option:	☐ Incentive Stock Option ☒ Nonqualified Stock Option

Vesting Schedule:	1/4th of the total Shares will vest on the one-year anniversary of the Vesting Commencement Date, and 1/48th of the total shares will vest each month thereafter on the same day of the month as the Vesting Commencement Date, if the Participant shall not have incurred a Termination of Service prior to each such date.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice.

BRAINSTORM CELL THERAPEUTICS INC.		PARTICIPANT

By:
Name:	Chaim Lebovits	PETER PITTS
Title:	Chief Executive Officer

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), has granted to the Participant an Option under the Company’s 2014 Stock Incentive Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.

Article I.
GENERAL

1.1          Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice. The following words and phrases have the meanings specified below.

(a)                “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 3(c) of the Plan, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked.

(b)               “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(c)                “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

(d)                “DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(e)                “Employee” means any employee of the Company or any of its Subsidiaries.

(f)                 “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.

(g)                “Termination of Service” means:

(i)               As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(ii)              As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(iii)             As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off), even though the Participant may subsequently continue to perform services for that entity.

(h)                “Subsidiary” means any entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.2           Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

Article II.
GRANT OF OPTION

2.1          Grant of Option. In consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 7 of the Plan. The Option shall be a Nonqualified Stock Option.

2.2          Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

Article III.
PERIOD OF EXERCISABILITY

3.1          Commencement of Exercisability.

(a)                Subject to Sections 3.2, 3.3, 5.12, 5.16 and 5.17 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)                No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant. For the avoidance of doubt, employment or service during only a portion of the vesting period shall not entitle the Participant to vest in a pro-rata portion of the Option.

(c)                Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Reorganization Event the Option shall be treated pursuant to Section 7(b) of the Plan.

3.2          Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3          Expiration of Option. Subject to Section 5.16 below, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten years from the Grant Date;

(b)                The expiration of three months from the date of the Participant’s Termination of Service, unless such termination occurs by reason of the Participant’s death or Disability or Cause (as defined in the Participant’s employment letter);

(c)                The expiration of one year from the date of the Participant’s Termination of Service by reason of the Participant’s death or Disability; or

(d)                The Participant’s Termination of Service (as defined below) for Cause (or, following a Termination of Service other than for Cause, upon the Administrator’s subsequent determination that the Participant committed any act or omission during his or her employment or service with the Company or a Subsidiary that constituted Cause).

The Participant agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the expiration of this Option pursuant to this Section 3.3. The Participant further agrees that he or she has the sole responsibility for monitoring the expiration of this Option and for exercising this Option, if at all, before it expires.

3.4          Tax Withholding.

(a)                The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or other affiliate of the Company for which the Participant renders services (the “Service Recipient”) the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.

(b)                The Option cannot be exercised until the Participant has made such arrangements as the Company may require for the satisfaction of any Tax-Related Items that may arise in connection with the exercise of the Option or the acquisition of the Shares by the Participant. The Company shall not be required to issue, allot or transfer Shares until the Participant has satisfied this obligation. At the time the Participant exercises the Option, in whole or in part, or at the time any other withholding event for Tax-Related Items occurs with respect to the Option, the Participant hereby authorizes the Company and/or Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations for Tax-Related Items by one or a combination of the following methods: (i) withholding from the Participant’s salary, wages, or any other amounts payable to the Participant, in accordance with Applicable Law; (ii) withholding Shares otherwise issuable to the Participant upon the exercise of the Option, provided that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such Share withholding procedure will be subject to the express prior approval of the Board or the Committee; (iii) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon exercise of the Option and to submit the proceeds of such sale to the Company; or (iv) any other method determined by the Company to be in compliance with Applicable Law. The Participant agrees to pay the Company or the Service Recipient any amounts of Tax-Related Items that cannot be satisfied by the means described above in this Section 3.4(b).

(c)                The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash and (with no entitlement to the equivalent in Shares) or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying the withholding obligations for Tax-Related Items.

Article IV.
EXERCISE OF OPTION

4.1           Person Eligible to Exercise. Except as provided in Section 5.4 hereof, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2          Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.

4.3           Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third-party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)                An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b)               The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable Tax Related Items, which shall be made by deduction from other compensation payable to the Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;

(c)                Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other applicable law, rule or regulation; and

(d)                In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country, and which may be subject to change from time to time.

4.4           Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)                Cash or check;

(b)                With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c)                Through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale.

4.5          Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 8(g) of the Plan and following conditions:

(a)                The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b)               The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)                The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)               The receipt by the Company of full payment for such Shares, including payment of any applicable Tax Related Items, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

(e)               The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6          Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of exercise, the Participant shall, if required by the Company, concurrently with such exercise, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

4.7          Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7 of the Plan.

Article V.
OTHER PROVISIONS

5.1          Nature of Grant. By accepting the Option, the Participant acknowledges, understands, and agrees that: (a) the Plan is established voluntarily by the Company, it is wholly discretionary in nature; (b) the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company; (d) the Participant is voluntarily participating in the Plan; (e) this Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments; (f) the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty; (g) neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Participant’s Options or of any amounts due to or from the Participant pursuant to the exercise of the Participant’s Option or the subsequent sale of any Shares received; and (h) no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Law in the jurisdiction where the Participant is providing service or the terms of the Participant’s employment or other service agreement, if any).

5.2         Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.3          Whole Shares. The Option may only be exercised for whole Shares.

5.4          Transferability. The Option shall be subject to the restrictions on transferability set forth in Section 8(a) of the Plan.

5.5          Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the grant, vesting or exercise of the Option, or with the purchase or disposition of the Shares subject to the Option. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of such Shares and that the Participant is not relying on the Company for any tax advice.

5.6          Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.7          Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 7 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. The Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 7 of the Plan.

5.8          Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.8. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service (or similar non-U.S. entity).

5.9          Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.10       Governing Law; Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Each party hereto agrees that it must bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of any process, summons, notice or document pursuant to Section 5.8 above shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

5.11        Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

5.12        Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Participant.

5.13       Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.4 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

5.14        Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15        Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary and the Participant.

5.16        Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, provided that the Option shall be subject to any accelerated vesting or extended post-termination exercise provisions in any written agreement between the Participant and the Company (or any Subsidiary who is the employer of the Participant) or a Company plan pursuant to which the Participant participates, in each case, in accordance with the terms therein (including, without limitation, the letter agreement between the Company and the Participant dated as of July 24, 2026).

5.17        Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.18        Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

5.19        Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the company or a third party designated by the Company.

* * * * *